Prime Hospitality Corp. Announces The Redemption
                       of Its 9 1/4% First Mortgage Notes

Fairfield, NJ - Prime Hospitality Corp. (NYSE:PDQ) ("Prime") announced that as of August 21, 2002 it has redeemed all of its outstanding 9 1/4% First Mortgage Notes. The redemption price was 103.083% of the $104 million outstanding principal amount of the 9 1/4% First Mortgage Notes, plus accrued and unpaid interest, to, but not including, the date of redemption. The redemption was funded by borrowings of $95.0 million under Prime's new $125 million senior revolving credit facility at an interest rate of LIBOR + 2.25% and cash on hand.

"The redemption of the First Mortgage Notes will result in significant interest savings for our company", said Douglas Vicari, Senior Vice President and Chief Financial Officer. "In addition, by utilizing our new revolving credit facility to fund the redemption, virtually all of our assets are now unencumbered by mortgage debt giving us flexibility to grow."

The redemption notice was mailed to registered holders of the 9 1/4 % First Mortgage Notes on July 22, 2002.

Wells Fargo Bank Minnesota, N.A. acts as the paying agent and trustee in connection with the redemption. Questions concerning the redemption may be directed to Wells Fargo Bank Minnesota, N.A., Bondholder Communications, at
(800) 344-5128.

Prime Hospitality Corp., one of the nation's premiere lodging companies, owns, manages, develops and franchises 239 hotels throughout the United States. Prime owns and operates two proprietary brands, AmeriSuites(R) (all-suites) and Wellesley Inns & Suites(R) (limited-service). Also within Prime's portfolio are owned and/or managed hotels operated under franchise agreements with national hotel chains including Hilton, Radisson, Sheraton, Holiday Inn and Ramada.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include the information about our possible or assumed future results of operations and statements preceded by, followed by or that include the words "expect," "intend," "plan," or similar expressions, or the negative thereof. Actual results may differ materially from those expressed in these forward-looking statements. Readers of this press release are cautioned not to unduly rely on any forward-looking statements.